As Filed with the Securities and Exchange Commission on February 19, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 11, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

(800) 299-2265

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

By action dated February 11, 2004, a Committee previously appointed by the Board of Directors of the Registrant approved the public offering of an aggregate principal amount of €1,250,000,000 of the Registrant’s 4 5/8% Senior Notes, due 2014 (the “Notes”), to various underwriters (the “Underwriters”) and otherwise established the terms and conditions of the Notes and the sale thereof. The resolutions of the Committee are included as Exhibit 99.1 hereto.

On February 11, 2004, the Registrant entered into an underwriting agreement with the various Underwriters (the “Underwriting Agreement”) for the Notes. The terms of the offering and the Notes are described in the Registrant’s Prospectus dated August 20, 2002 constituting a part of the Registration Statement (hereinafter described), as supplemented by a final Global Prospectus Supplement dated February 11, 2004. The Underwriting Agreement is included as Exhibit 1.1 hereto.

The Notes were issued pursuant to the Registrant’s Registration Statement on Form S-3, Registration No. 333-97197, as amended (“Registration No. 333-97197”), on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended. Registration No. 333-97197 registered up to $20,000,000,000 aggregate initial offering price of the Registrant’s unsecured debt securities (either senior or subordinated), warrants, units and shares of its preferred stock, including depositary shares, and common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1	Underwriting Agreement dated February 11, 2004 with respect to the offering of the 4 5/8% Senior Notes, due 2014

4.1	Form of 4 5/8% Senior Note, due 2014

5.1	Form of Opinion of Helms Mulliss & Wicker, PLLC, regarding legality of the 4 5/8% Senior Notes, due 2014

99.1	Resolutions dated February 11, 2004 of a Committee of the Board of Directors with respect to the terms of the offering of the 4 5/8% Senior Notes, due 2014

99.2	News Release disseminated on February 11, 2004 regarding the sale of the 4 5/8% Senior Notes, due 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
TERESA M. BRENNER
Associate General Counsel

Dated: February 18, 2004

INDEX TO EXHIBITS

EXHIBIT NO.
1.1	Underwriting Agreement dated February 11, 2004 with respect to the offering of the 4 5/8% Senior Notes, due 2014

4.1	Form of 4 5/8% Senior Note, due 2014

5.1	Form of Opinion of Helms Mulliss & Wicker, PLLC, regarding legality of the 4 5/8% Senior Notes, due 2014

99.1	Resolutions dated February 11, 2004 of a Committee of the Board of Directors with respect to the terms of the offering of the 4 5/8% Senior Notes, due 2014

99.2	News Release disseminated on February 11, 2004 regarding the sale of the 4 5/8% Senior Notes, due 2014